UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of Principal executive offices)	(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Retirement Incentive Payments for James P. Dollive

In our Current Report on Form 8-K filed with the SEC on September 4, 2007, we reported that James P. Dollive, Executive Vice President and Chief Financial Officer, was retiring and that his compensation would continue unchanged during the period prior to his retirement.

We are filing this Amendment No. 1 to the Form 8-K filed on September 4, 2007, to report that on October 4, 2007, our Compensation Committee of the Board of Directors (the “Committee”) approved additional benefits to Mr. Dollive following his retirement on February 29, 2008. We do not typically provide additional benefits to similarly situated retiring employees. The additional benefits are consideration for Mr. Dollive’s agreement to the following restrictive covenants until February 28, 2009 : (i) that he will not, without our prior written approval, work for, provide services, directly or indirectly, to specified competitors; and (ii) that he will not solicit our employees to work for another entity. On November 19, 2007, we executed an Agreement Upon Retirement and General Release (the “Agreement”) under which Mr. Dollive agreed to the terms of the restrictive covenants and to the additional benefits proposed by the Compensation Committee. Under the terms of the Kraft Foods Inc. Incentive Compensation Plan of 2005, Mr. Dollive’s unvested restricted stock awards, which were granted in 2006 and 2007, will be forfeited upon his retirement. However, if Mr. Dollive complies with all of the restricted covenants in the Agreement, the forfeited restricted stock awards will be replaced with the equivalent value of deferred stock award units that vest in accordance with the vesting schedule of the forfeited restricted stock awards.

In addition, at the October 4, 2007, meeting, the Committee completed an initial assessment of Mr. Dollive’s performance for the 2007 performance year and discussed his individual performance relative to goals set at the beginning of 2007. The Committee assigned a personal performance rating of 150% of target in recognition of Mr. Dollive’s exceptional work in managing the financial transformation associated with our March 2007 spin-off from Altria Group, Inc. The personal rating will be applied to the business rating that will be determined later this year for purposes of calculating the payment that will be made to Mr. Dollive under the Kraft Management Incentive Plan for 2007.

The forgoing description of the Agreement is qualified in its entirety by reference to the complete terms and conditions of the Agreement, which is filed as Exhibit 99.1 to this amended Current Report on Form 8-K/A.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Agreement Upon Retirement and General Release between Kraft Foods Inc. and James P. Dollive, dated as of November 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

Date: November 19, 2007	/s/ Karen J. May
	Name:	Karen J. May
	Title:	Executive Vice President, Global Human Resources